                                                                    EXHIBIT 10.1

                                LOAN AGREEMENT

FIRST UNION NATIONAL BANK
300 MAIN STREET
STAMFORD, CONNECTICUT 06904
(Hereinafter referred to as the "Bank")

GREENWICH TECHNOLOGY PARTNERS, INC.
ATTN LYNNE KRAUSS
43 GATEHOUSE ROAD
STAMFORD, CONNECTICUT 06902
(Individually and collectively, "Borrower")


This Loan Agreement ("Agreement") is entered into this 30th day of July, 1999, by and between Bank and GREENWICH TECHNOLOGY PARTNERS, INC., a corporation organized under the laws of the State of Delaware.

Borrower has applied to Bank for a loan or loans (individually and collectively, the "Loan") evidenced by one or more promissory notes (whether one or more, the "Note") as follows:

     . Revolver without termout - in the principal amount of $2,500,000.00 which is evidenced by the Promissory Note dated July 30, 1999. The Loan proceeds are to be used by Borrower solely to finance working capital.

This Agreement applies to the loan and all Loan Documents. The terms "Loan Documents" and "Obligations," as used in this Agreement, are defined in the Note. The term "Borrower" shall include its Subsidiaries and Affiliates. As used in this Agreement as to Borrower, "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Borrower. As to Borrower, "Affiliate" shall have the meaning as defined in 11 U.S.C. (S)101, except that the term "debtor" therein shall be substituted by the term "Borrower" herein.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: Accurate Information. All information now and hereafter furnished to Bank is and will be true, correct and complete. Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof, (including all contingent liabilities of every type, and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents. Authorization; Non-Contravention. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized by all necessary action taken by the duly authorized officers of Borrower and any guarantors and if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. Asset Ownership. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower in writing ("Permitted Liens"). To Borrower's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen. Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. Sufficiency of Capital. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Loan, will not be insolvent within the meaning of 11 U.S.C. (S)101(32). Compliance with Laws. Borrower is in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. (S)3617 et seq.) or narcotics (including 21 U.S.C.
                                    -- ---
(S)801 et seq.) and/or any commercial crimes, all applicable federal, state and
       -- ---
local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. Organization and Authority. Each corporate or limited liability company Borrower and any guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Each corporate or limited liability company Borrower and any guarantor, if any, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. No Litigation. There are no pending or threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing. ERISA. Each employee pension benefit plan, as defined in ERISA, maintained by Borrower meets, as of the date hereof, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1954, as amended. No "Prohibited Transaction" or "Reportable Event" (as both terms are defined by ERISA) has occurred with respect to any such plan.

AFFIRMATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing: Business Continuity. Borrower shall conduct its business in substantially the same manner and locations as such business is now and has previously been conducted. Maintain Properties. Borrower shall maintain, preserve and keep its property in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement. Access to Books & Records. Borrower shall allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank to make copies thereof at Bank's expense. Insurance. Borrower shall maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workmen's compensation insurance, and business interruption insurance, and upon all Collateral (as defined in the Loan Documents) securing the Obligations, such insurance as specified in the Loan Documents; all acquired in such amounts and from such companies as Bank may reasonably require. Notice of Default and Other Notices. (a) Notice of Default. Borrower shall furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) Other Notices. Borrower shall promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any material default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owed by Borrower; (iii) any material adverse claim against or affecting Borrower; or any part of its properties; (iv) the commencement of, and any material determination in, any material litigation with any third party or any material proceeding before any governmental agency or unit affecting Borrower; and (v) at least thirty (30) days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's structure. Compliance with Other Agreements. Borrower shall comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the Note. Payments of Debts. Borrower shall pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. Other Financial Information. Borrower shall deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request. Estoppel Certificate. Borrower, within fifteen (15) days after request by Bank, will furnish a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations. Deposit Relationship. Borrower will maintain its primary depository accounts with First Union. Cash Management Relationship. Borrower will maintain its cash management accounts with First Union.

NEGATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing:

Government Intervention. Borrower shall not permit the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired. Prepayment of Other Debt. Borrower shall not retire any long-term debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so without the express written consent of Bank. Retire or Repurchase Capital Stock. Borrower shall not retire or otherwise acquire any of its capital stock, except for repurchases from terminated or former employees. Default on Other Contracts or Obligations. Borrower shall not default on any material contract with or obligations when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed. Judgment Entered. Borrower shall not permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower. Change In Fiscal Year. Change its fiscal year without the consent of Bank. Change of Control. Joseph P. Beninati, FGII Partners and employees of Greenwich Technology Partners, Inc. shall collectively maintain at all times no less than 51% of the ownership interest in Borrower. Guarantees. Guarantee or otherwise become responsible for obligations of any other person or persons other than the endorsement of checks and drafts for collection in the ordinary course of business. Encumbrances. Create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than: (i) security interests required by the Loan Documents; (ii) liens for taxes contested in good faith; or (iii) liens accruing by law for employee benefits; and (iv) Permitted Liens.

FINANCIAL COVENANTS. Borrower agrees to the following provisions from the date hereof until final payment in full of the Obligations, unless Bank shall otherwise consent in writing: EBIT to Interest Ratio. Borrower shall maintain an EBIT to Interest Ratio of not less than 1.50 to 1.00. "EBIT to Interest Ratio" shall mean the sum of earnings before interest and taxes divided by interest expense. This covenant shall be tested on a quarterly basis with the first test occurring March 31, 2000. Quick Ratio. Borrower shall maintain a Quick Ratio of not less than 2.00 to 1.00. "Quick Ratio" shall mean the ratio of the sum of cash plus cash equivalents plus marketable securities plus trade receivables (minus any bad debt reserves), whether or not evidenced by a promissory note, plus the current portion of any debt due to Borrower from Borrower's officers, employees, stockholders, affiliates or subsidiaries, to Current Liabilities. "Current Liabilities" shall mean all liabilities which are so classified in accordance with generally accepted accounting principles. This covenant shall be tested on a quarterly basis with the first test occurring September 30, 1999, Positive Earnings. Commencing with Borrower's first fiscal quarter ending March 31, 2000 and for each fiscal quarter thereafter, Borrower's earnings before interest, taxes, depreciation and amortization ("EBITDA") shall be positive. This covenant shall be tested on a quarterly basis with the first test occurring March 31, 2000. Limitation on Debt. Borrower shall not, directly or indirectly, create, incur, assume or become liable for any additional indebtedness, whether contingent or direct, which totals more than $25,000.00 in the aggregate at any time, without the express written consent of Bank. Loans and Advances. Borrower shall not, during any fiscal year, make loans or advances, except in the ordinary course of business, to any person or entity. Dividends. Borrower shall not, during any fiscal year, declare or pay dividends or make other distributions to shareholders.

FINANCIAL REPORTS. Borrower agrees to the following provision(s) from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing: Annual Financial Statements. Borrower shall deliver to Bank, within 120 days after the close of its fiscal year, draft audited financial statement and within 150 days after the close of each fiscal year, audited financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. All such statements shall be examined by an independent certified public accountant acceptable to Bank. The opinion of such independent certified public accountant shall not be acceptable to Bank if qualified due to any limitations in scope imposed by Borrower. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to Bank's approval. Periodic Financial Statements. Borrower shall deliver to Bank unaudited management-prepared quarterly financial statements, including, without limitation, a balance sheet, profit and loss statement, and statement of cash flows, with supporting schedules, as soon as available and in any event within 45 days after the close of each such period; all in reasonable detail. Such statements shall be certified as to their correctness by a principal financial officer of Borrower. Accounts Payable Aging. Borrower shall, from time to time hereafter deliver to Bank monthly within 15 days of the end of each such period, a detailed aging of payables by total, a summary aging of payables by vendor and vendor address, and a reconciliation statement. Said aging should also include the original date of each invoice. Accounts Receivable Aging. Borrower shall, from time to time hereafter deliver to Bank monthly within 15 days of the end of each such period, a detailed aging of accounts by total, a summary aging of accounts by customer and customer address, and a reconciliation statement. Said aging should also include the original date of each invoice. Compliance Certificate. Borrower shall furnish to Bank, together with each set of financial statements described above, compliance certificates signed by the company's chief financial officer, certifying that (i) none of the covenants in the loan documents have been breached and (ii) no event has occurred which would constitute an Event of Default under the loan documents.

BORROWING BASE. "Borrowing Base" means 100% of Assigned Accounts plus 75% of the net amount of Eligible Accounts, less the amount of any Reserves required by Bank.

"Assigned Accounts" means time savings accounts and certificates of deposit maintained in or with Bank and affiliates of Bank.

"Eligible Account" means an account receivable not more than 90 days from the date of the original invoice that arises in the ordinary course of Borrower's business and meets the following eligibility requirements: (a) the sale of goods or services reflected in such account is final and such goods and services have been delivered or provided and accepted by the account debtor and payment for such is owing; (b) the invoices comprising an account are not subject to any claims, returns or disputes of any kind; (c) the account debtor is not insolvent; (d) the account debtor has its principal place of business in the United States; (e) the account debtor is not an Affiliate of Borrower and is not a supplier to Borrower and the account is not otherwise exposed to risk of set-off; (f) not more than thirty percent of the original invoices owing Borrower by the account debtor are more than 90 days from the date of the original invoice; and (g) the account is not subject to any lien prior to the lien of Bank.

"Reserves" means such amounts as may be required by Bank, at any time and from time to time without prior notice to Borrower, which Bank deems to be adequate to reserve against outstanding letters of credit, outstanding banker's acceptances, Borrower's obligations to Bank or its affiliates or any guaranties or other contingent debts of Borrower.

Required Reports. Borrower shall certify to Bank by the 15th day of each month, the amount of Eligible Accounts as of the first day of each month, on forms required by Bank, together with all detail and supporting documents requested by Bank. Such reports shall be certified as to their correctness by the Chief Financial Officer of Borrower. Bank may at any time and from time to time, during Borrowers normal business hours, enter upon any business premises of Borrower and audit Borrower's accounts. Bank's determination of the amount of Eligible Accounts shall at all times be indisputable and deemed correct. Borrower, at all times, shall cooperate with Bank by providing Bank information and access to Borrower's premises and business records and shall be courteous to Bank's agents.

CONDITIONS PRECEDENT. The obligations of Bank to make the Loan and any advances pursuant to this Agreement are subject to the following conditions precedent:
Additional Documents. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request.

CONDITIONS SUBSEQUENT. Borrower shall provide Bank, no later than August 16, 1999, with evidence that it has filed all required reports for 1998 with the Secretary of State.

IN WITNESS WHEREOF, Borrower, on the day and year first written above, has caused this Agreement to be executed under seal.

                              GREENWICH TECHNOLOGY PARTNERS, INC.

Corporate                     By:_______________________________________
Seal                                Dennis M. Goett
                                    Chief Financial Officer

     TAXPAYER IDENTIFICATION NUMBER(S):

          GREENWICH TECHNOLOGY PARTNERS, INC. 13-3944171

                              FIRST UNION NATIONAL BANK

                              By:_______________________________________
                                    Robert Martin
                                    Vice President